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                                                                    EXHIBIT 10.4

                                FIRST AMENDMENT
                                       TO
                            SECURED PROMISSORY NOTE


     THAT CERTAIN SECURED PROMISSORY NOTE dated March 7, 1997, in the original principal amount of $3,650,000, payable by NEXUS EQUITY VI LLC, a California limited liability company ("Borrower"), to LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation ("Lender"), is amended as follows:

     Paragraph 1 is deleted, and the following is substituted in its place:

          "1. Interest. Interest shall accrue on the disbursed but unpaid principal balances hereof from the Term Commencement Date of the Lease, as defined in the following Paragraph 2 of this Secured Promissory Note, until paid at the rate of eight and one-half percent (8.5%) per annum. Interest for a portion of any month shall be calculated on the basis of the actual number of days in the period for which the calculation is being made."

     Paragraph 2 is deleted, and the following is substituted in its place:

          "2. Repayment. At the Term Commencement Date (as defined below), the total outstanding principal, with interest thereon calculated pursuant to
     Section 1 above, shall be amortized over a ten (10) year period and principal and interest shall be payable in equal monthly installments beginning on the first day of the month following the Term Commencement Date and thereafter on the first day of each succeeding calendar month and continuing until the Maturity Date (defined below) at which time the entire unpaid principal balance hereunder, together with all accrued but unpaid interest thereon, and all other sums owing under the other Loan Documents, shall be due and payable in full. The Term Commencement Date is the date defined in the Lease as the Term Commencement Date. The Maturity Date is the date which is the tenth (10th) anniversary of the Term Commencement Date. Each payment shall be credited first to the payment of any late charges or costs due hereunder, then to the payment of any interest then due and the remainder shall be credited to principal."

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In all other respects, the Secured Promissory Note shall remain in full force and affect.

Executed effective March 7, 1997.

                              BORROWER

                              NEXUS EQUITY VI LLC
                              A California Limited Liability Company
                              By Nexus Properties, Inc.
                              A California Corporation
                              Its Manager

                              By: /s/ MICHAEL J. REIDY
                                  ----------------------------------
                                  Michael J. Reidy
                                  Chief Executive Officer

                              LENDER

                              LIGAND PHARMACEUTICALS INCORPORATED
                              A Delaware corporation

                              By: /s/ PAUL V. MAIER
                                  ----------------------------------
                                  Paul V. Maier
                                  Senior Vice President and
                                  Chief Financial Officer





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